UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. [ __ ])
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ASSURANCEAMERICA CORPORATION
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ASSURANCEAMERICA CORPORATION
RiverEdge One
Suite 600
5500 Interstate North Parkway
Atlanta, Georgia 30328

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD APRIL 24, 2008

Notice is hereby given that the 2008 Annual Shareholders’ Meeting (the “Annual Meeting”) of AssuranceAmerica Corporation, a Nevada corporation, will be held at our main offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, on Thursday, April 24, 2008, at 11:15 a.m., local time, for the following purposes:

1. Election of Directors.  To elect eight directors to serve until the 2009 Annual Shareholders’ Meeting and until their successors are duly elected and qualified; and

2. Other Business.  The transaction of such other business as may properly come before the Annual Meeting, including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies.

Only shareholders of record at the close of business on March 31, 2008, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is very important, regardless of the number of shares you own. You are encouraged to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All shareholders of record can vote by using the proxy card. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

By Order Of the Board of Directors.

/s/ Guy W. Millner Guy W. Millner Chairman	/s/ Lawrence Stumbaugh Lawrence “Bud” Stumbaugh President and Chief Executive Officer

Atlanta, Georgia
April 4, 2008

ASSURANCEAMERICA CORPORATION
PROXY STATEMENT FOR 2008 ANNUAL SHAREHOLDERS’ MEETING

ASSURANCEAMERICA CORPORATION

PROXY STATEMENT FOR
2008 ANNUAL SHAREHOLDERS’ MEETING

This Proxy Statement is being furnished to you in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at the 2008 Annual Shareholders’ Meeting (the “Annual Meeting”) at which you will be asked to vote upon:

•	the election of eight Directors to serve until the 2009 Annual Shareholders’ Meeting and until their successors are duly elected and qualified (see Proposal 1); and

•	such other business as may come properly come before the Annual Meeting, including adjourning the meeting to permit, if necessary, further solicitations of proxies.

The Annual Meeting will be held at 11:15 a.m., local time, on Thursday, April 24, 2008, at our main offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 4, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held April 24, 2008.

The Proxy Statement and the 2007 Annual Report on Form 10-K are available at www.assuranceamerica.com in the Investor Relations, SEC Filings section.

VOTING INFORMATION

Proxy Card and Revocation

You are requested to promptly sign, date and return the accompanying proxy card to us in the enclosed envelope. Any shareholder who has delivered a proxy may revoke it at any time before it is voted by either electing to vote in person at the Annual Meeting, by giving notice of revocation in writing or by submitting to us a signed proxy bearing a later date, provided that we actually receive such notice or proxy prior to the taking of the shareholder vote at the Annual Meeting. Any notice of revocation should be sent to RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, Attention: Mark H. Hain, Secretary. The shares of our common stock represented by properly executed proxies received at or before the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted “FOR” the election of each of the eight nominees for Director. As of the date of this Proxy Statement, we are unaware of any other matter to be presented at the Annual Meeting.

Who Can Vote; Voting Of Shares

Our Board of Directors has established the close of business on March 31, 2008, as the record date (the “Record Date”) for determining our shareholders entitled to notice of and to vote at the Annual Meeting. Only our shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting. A plurality of votes cast at the Annual Meeting will be required to elect eight Directors to serve until the 2009 Annual Shareholders Meeting and until their successors are duly elected and qualified. A plurality means that the nominees who receive the most votes for the available directorships will be elected as Directors. Accordingly, the withholding of authority by a shareholder will not be counted in computing a plurality and will have no effect on the results of the election of such nominees. The affirmative majority votes of our outstanding common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve any other matter properly brought before the Annual Meeting.

Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In such cases, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters for which the broker cannot vote. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Because Directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of Directors. In all other matters, abstentions are counted as votes against a proposal and broker non-votes are not counted.

As of the Record Date, there were 64,923,881 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

The presence, in person or by proxy, of holders of 10% of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum of the shareholders in order to take action at the Annual Meeting. For these purposes, shares of our common stock that are present, or represented by proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

How You Can Vote

You may vote your shares by marking the appropriate boxes on the enclosed proxy card. You must sign and return the proxy card promptly in the enclosed self-addressed envelope. Your vote is important. Even if you plan to attend the Annual Meeting in person, please return your marked proxy card promptly to ensure that your shares will be represented.

PROPOSAL 1 — ELECTION OF DIRECTORS

Number of Directors

Our Bylaws provide that our Board of Directors will consist of not less than three directors and no more than ten directors. The number of Directors has been set at eight by the Board. Our Board of Directors currently consists of eight Directors.

Nominees

We have selected eight nominees that we propose for election to our Board of Directors. The nominees are: John E. Cay III, Quill O. Healey, Guy W. Millner, Donald Ratajczak, John Ray, Kaaren J. Street, Lawrence (Bud) Stumbaugh, and Sam Zamarripa. Each of the nominees presently serves on our Board of Directors. It is intended that each proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the proxy will be voted for such other person as may be designated by the Board of Directors (or to reduce the number of persons to be elected by the number of persons unable to serve), but in no event will the proxy be voted for more than eight nominees.

Board of Directors

The following table sets forth the names and ages, as of March 23, 2008, of the current members of our Board of Directors, each of whom has been nominated for reelection.

		Director
Name	Age	Since	Position

Guy W. Millner	72	2003	Chairman of the Board
Lawrence (Bud) Stumbaugh	67	2003	CEO & President
Donald Ratajczak	65	2000	Director
Quill O. Healey	68	2003	Director
John E. Cay III	63	2003	Director
Kaaren J. Street	61	2004	Director
Sam Zamarripa	55	2004	Director
John Ray	47	2005	Director

Biographies of Directors

Guy W. Millner has served as the Chairman of the Board since June 2003. Mr. Millner served as Chairman of AA Holdings, LLC, the predecessor of the Company, from 1998 to 2003. From 1961 to 1999, Mr. Millner served as Chairman of Norrell Corporation, a leading provider of staffing and outsourcing solutions. Mr. Millner also serves on the Board of Directors of Matria Healthcare, Inc.

Lawrence (Bud) Stumbaugh has served as our President and Chief Executive Officer and on our Board of Directors since June 2003. He served as President and Chief Executive Officer of AA Holdings, LLC from 1998 to 2003. Prior to joining AA Holdings, LLC, Mr. Stumbaugh was President and Chief Executive Officer of Lawmark International Corporation.

Donald Ratajczak has served on our Board of Directors since 2000. Dr. Ratajczak previously served as the Chairman of our Board of Directors and our Chief Executive Officer from May 2000 to June 2003. From May 2000 to November 2000, Dr. Ratajczak also served as our President. From July 1973 to June 2000, he served as a professor and the Director of Economic Forecasting Center at the J. Mack Robinson College of Business Administration at Georgia State University. Dr. Ratajczak currently serves on the Board of Directors of the following organizations: Crown Crafts, Inc., a textile manufacturing company; Ruby Tuesday, Inc., a food service company; and Citizens Bancshares, a holding company for Citizens Trust Company. He is a consulting economist for Morgan, Keegan & Co., a broker/dealer company.

Quill O. Healey has served on our Board of Directors since June 2003 and is Managing Partner of Healey Investments, L.P. He retired as Chairman of Marsh, USA in 2001, after serving in that capacity since 1998.

John E. Cay III has served on our Board of Directors since June 2003. He serves as Chairman of Wachovia Insurance Services since May 2005 and served as Chairman and Chief Executive Officer of Palmer & Cay, Inc., a risk management and benefits consulting firm, from 1972 to May 2005.

Sam Zamarripa has served on our Board of Directors since August 2004. Mr. Zamarripa has been the President of Zamarripa Capital, Inc. since 2007 and was previously a managing partner of Heritage Capital Advisors, LLC, an investment banking services firm, for the previous five years. Mr. Zamarripa is a director nominee requested by the majority holder of preferred stock which has been converted into common stock.

Kaaren J. Street has served on our Board of Directors since November 2004. She has been the President of “K” Street Associates, Inc., a business development and consulting firm since 2003. From August 2001 to August 2003, Mrs. Street served as the Associate Deputy Administrator for Entrepreneurial Development for the U.S. Small Business Administration. Prior to 2001, Mrs. Street served as Vice-President of Enterprise Florida, Inc., a public private partnership responsible for economic development and international trade in Florida. She also serves on the Board of Directors of Matria Healthcare, Inc.

John Ray has served on our Board since November 2005. For more than the last five years, he has been the President of Heritage Capital Advisors, LLC, a private equity and financial advisory firm based in Atlanta. Mr. Ray is a director nominee requested by the majority holder of the preferred stock which has been converted into common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE FOR DIRECTOR.

Meetings and Committees of the Board

Our Board of Directors held four meetings during the year ended December 31, 2007. Each Director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the Committees, if any, on which such Director served. The Board of Directors has a standing Compensation Committee. The Compensation Committee is composed of Mr. Zamarripa, Chairman, John Ray and Mrs. Street. The Compensation Committee met twice in 2007. The Compensation Committee is responsible for overseeing the compensation and benefits of our management and employees and acts in accordance with a charter adopted by the Board of Directors. The Board of Directors has a standing Audit Committee. The Audit Committee is composed of Mr. Healey, Chairman, Mr. Cay, and Dr. Ratajczak. The Audit Committee met seven times in 2007. The Audit Committee acts pursuant to a charter adopted by the Board of Directors. Mr. Healey and Dr. Ratajczak are audit committee financial experts as defined by the SEC rules. Copies of the current charters for each of the Compensation Committee and Audit Committee as well as the Company’s Code of Ethics are available at our website, www.assuranceamerica.com, under “Governance” in the investor relations section of the website.

Because approximately 55% of our outstanding common stock is beneficially held by two individuals, our Board of Directors feels that it is appropriate not to have to have a standing Nominating Committeenor or to consider nominees submitted by our shareholders. Our Board of Directors does not have a policy with regard to the consideration of nominees for director submitted by shareholders and does not believe such a policy is necessary due to the concentration of ownership of our common stock with a small number of individuals that already serve as directors. Each of the members of our Board of Directors participates in the consideration of Director nominees. The Board has not established specific, minimum qualifications for a nominee to the Board of Directors. The Board considers the personal attributes of a candidate, including: leadership, integrity, independence, interpersonal skills, contributing nature, and effectiveness. The candidate’s experience and business attributes are also considered and include: financial acumen, general business experience, industry knowledge, diversity of viewpoint, special business experience and expertise. Messrs. Healey, Cay, Ratajczak, Ray, Zamarripa, and Mrs. Kaaren J. Street are “independent directors,” as defined in Rule 4200 of the Nasdaq manual, the standard we use to evaluate the independence of our directors, and SEC Rule 10A- 3(b) (1) (ii) regarding independence of audit committee members. Messrs. Millner and Stumbaugh serve as our Chairman, and President and Chief Executive Officer, respectively. As a result, Messrs. Millner and Stumbaugh are not “independent directors.”

Our directors are expected to attend each annual shareholders meeting but are not required to do so. Last year, each director attended our annual shareholders meeting.

Communicating with the Board

If you wish to communicate with our Board of Directors or any individual Director, you may send correspondence to: AssuranceAmerica Corporation, RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, Attention: Corporate Secretary. Our Corporate Secretary will submit your correspondence to the Board or the appropriate Director, as applicable.

Director Compensation

Our non-officer directors are granted an option to purchase 50,000 shares of our common stock (exercisable over five years at fair market value on the date of the grant) upon their initial election to the Board of Directors. Annually through December 31, 2007, each non-officer director could choose between an award of 20,000 shares of our common stock or $2,500 per quarter. For 2008, each non-officer director may choose between (i) an amount in cash equal to $10,000 plus the number of shares equal to $10,000 divided by the share price on December 31, 2007, or (ii) if they accept all stock for their fee, the number of shares equal to $30,000 divided by the share price on December 31, 2007. We reimburse each non-officer director for travel expenses related to attendance at Board and committee meetings.

For the year ended December 31, 2007, Guy W. Millner and Lawrence Stumbaugh were not compensated in their capacity as Directors. Donald Ratajczak, Sam Zamarripa, Quill O. Haeley, Kaaren J. Street, and John E. Cay III each accepted a grant of 20,000 shares of our common stock in lieu of cash compensation for their service for the year ended December 31, 2007 and Mr. Ray elected the cash compensation.

DIRECTOR COMPENSATION

	Stock Awards	Total
Name	(Shares)	($)

Donald Ratajczak	20,000	16,600
Quill O. Healey	20,000	16,600
John E. Cay III	20,000	16,600
Kaaren J. Street	20,000	16,600
Sam Zamarripa	20,000	16,600
John Ray	—	10,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock and preferred stock as of March 20, 2007, by: (i) each shareholder that we believe owns more than 5% of our outstanding common stock; (ii) each of our Named Executive Officers; (iii) each of our Directors; and (iv) all of our Directors and executive officers as a group.

The following table lists the applicable percentage of beneficial ownership based on 64,923,881 shares of common stock and no shares of convertible preferred shares outstanding on March 20, 2007. Except where noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Number of Shares		Percentage of
	Beneficially Owned		Ownership (%)
Name of Beneficial Owner(1)	Common		Common

Guy W. Millner	30,635,192	(2)	47.2
Lawrence (Bud) Stumbaugh	5,101,947	(3)	7.9
Donald Ratajczak	286,500		*
Quill O. Healey	90,000	(4)	*
John E. Cay III	200,000	(4)	*
Kaaren J. Street	90,000	(4)	*
Sam Zamarripa	128,000	(7)	*
John Ray	11,489,231	(5)	17.7
Heritage Assurance Partners, LLP	10,180,000	(5)	15.7
Joseph J. Skruck	494,300	(6)	*
Directors & executive officers as a group (17 persons)	49,691,320	(8)	74.7

*	Less than 1.0%.

(1)	Except as otherwise stated, the beneficial owner’s address is RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328.

(2)	Includes indirect beneficial ownership by Mr. Millner of 2,119,500 shares of our common stock held by MI Holdings, Inc, a corporation controlled by Mr. Millner.

(3)	Includes 5,000 shares of our common stock held by Mr. Stumbaugh’s spouse as custodian for her son under the Georgia Transfers to Minors Act and an option to purchase 12,600 shares of our common stock exercisable within 60 days.

(4)	Includes an option to purchase 50,000 shares of our common stock exercisable within 60 days.

(5)	Includes 1,269,231 shares of our common stock held by Heritage Assurance Partners II, LLP (“HAPII”), and 10,180,000 shares of our common stock held by Heritage Assurance Partners, LLP (“HAP”). Heritage Fund Advisors, LLC (“HFA”), HAP, and HAPII have shared voting and dispositive powers with respect to such shares, respectively. John Ray is the sole manager of HFA and disclaims any beneficial ownership of such shares. HAP’s address is 3353 Peachtree Road, Suite 1040, Atlanta, Georgia 30326.

(6)	Includes an option to purchase 482,000 shares of common stock exercisable within 60 days.

(7)	Includes 68,000 shares of our common stock owned by his spouse. Mr. Zamarripa disclaims ownership of such shares.

(8)	Includes options to purchase 1,581,150 shares of common stock exercisable within 60 days.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer and the other two most highly paid executive officers of the Company in 2007 who were executive officers at December 31, 2007 and whose annual compensation exceeded $100,000 (the “Named Executive Officers”). The information presented is for the years ended December 31, 2007, and 2006.

Summary Compensation Table

		Annual Compensation(2)
	Year Ended			Option	All Other
Name & Principal Position(1)	December 31,	Salary ($)	Bonus ($)	Awards ($)(4)	Compensation(3)	Total

Lawrence Stumbaugh	2007	239,038	—	4,862	5,546	249,446
President & CEO	2006	224,216	—	—	14,477	238,693
Joseph J. Skruck	2007	218,077	24,360	25,817	6,868	275,122
President of AssuranceAmerica Managing General Agency, LLC, a subsidiary of the Company	2006	174,298	—	25,194	13,541	213,033
Guy W. Millner	2007	214,375	—	—	7,599	221,974
Chairman	2006	174,298	—	—	38,741	213,039

(1)	Mr. Millner was appointed Chairman effective June, 2003, and served without compensation until January 1, 2006. Mr. Stumbaugh was appointed President and Chief Executive Officer effective April 1, 2003. Mr. Skruck was appointed President of AssuranceAmerica Managing General Agency, LLC, effective April 1, 2003.

(2)	In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is at least $10,000.

(3)	Amounts shown consist of certain perquisites, none of which had a value exceeding 25% of the total value of all perquisites provided.

(4)	The exercise price of all option grants in 2007 and 2006 is equal to the fair market value of the common stock on the date of grant and each grant has a ten-year term. The option grants vest 20 percent on each anniversary of the date of grant. The option awards are calculated in accordance with SFAS 123R “Share-based Payment.” The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model using the assumptions noted in the following table. Expected volatilities are base on historical volatilities of the Company’s stock. The Company uses historical data to estimate expected term within the valuation model. No provision for forfeitures is applied to option awards presented in this table. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The Company does not provide for any expected dividends or discount for post-vesting restrictions in the model. Additional information about the Company’s recognition of stock based compensation may be found in the Company’s 10-K.

Outstanding Equity Awards At Fiscal Year End

None of the Named Executive Officers exercised any stock options during the year ended December 31, 2007. The following table provides information regarding the exercisable and unexercisable stock options held as of December 31, 2007, by each Named Executive Officer. All option grants were issued pursuant to our existing stock option plan. The option grants will vest 20 percent on each anniversary of the date of grant.

	Number of Securities Underlying Unexercised
	Options at December 31, 2007
	Exercisable	Unexercisable	Option Exercise	Option Expiration
Name	(#)	(#)	Price ($)	Date

Lawrence Stumbaugh	6,300	23,700	$0.88	02/02/2016
Joseph J. Skruck	6,000	24,000	$0.88	02/02/2016
Joseph J. Skruck	360,000	90,000	$0.25	12/31/2008
Joseph J. Skruck	—	100,000	$0.98	05/25/2012
Joseph J. Skruck	—	150,000	$0.63	11/07/2017
Guy W. Millner	—	—	—	—

Certain Employment Agreements

On July 10, 2002, the Company entered into an employment agreement with Mr. Stumbaugh, its CEO and President. The agreement is terminable upon 90 days notice by either party. In the event Mr. Stumbaugh’s employment is terminated other than for cause (as defined in the agreement), the Company will pay Mr. Stumbaugh 24 months of base salary plus his most recent bonus and reimburse him for his COBRA premiums, payable monthly. If Mr. Stumbaugh terminates his employment with the Company, the Company will pay him three months base salary and reimburse him for his COBRA premiums for three months. In the event of a termination for cause, Mr. Stumbaugh will receive no post- employment compensation.

On March 8, 2006, the Company entered into an employment agreement with Mr. Skruck. The agreement is terminable at will by either party. In the event the Company terminates Mr. Skruck’s employment without cause (as defined in the agreement), the Company will pay Mr. Skruck 12 months base salary and reimburse him for his COBRA premiums for up to 12 months. In addition, if such termination occurs within 12 months of a change in control of the Company, all options fully vest but must be exercised within 30 days of the date of termination. The obligations to pay post termination compensation are conditioned upon Mr. Skruck’s execution of a separation and release agreement and compliance with certain restrictive covenants set forth in the agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the past, our Chairman, Mr. Millner, and our Chief Executive Officer, Mr. Stumbaugh, have loaned us approximately $6.2 million and $0.3 million, respectively, in exchange for promissory notes. We incurred interest on the promissory notes to our Chairman, Mr. Millner, of $241,130 in 2007 and $759,791 in 2006. Additional payments of principal of $1,000,000 and $397,059 were made to Mr. Millner in 2007 and 2006, respectively. We incurred interest on the promissory note to Mr. Stumbaugh, of $5,889 and $13,894 in 2007 and in 2006, respectively. We also made principal payments to Mr. Stumbaugh in the amounts of $100,000 and $100,728 in 2007 and in 2006, respectively. Outstanding amounts under the promissory notes held by Messrs. Millner and Stumbaugh accrue interest at an annual rate of 8%. The note to Mr. Stumbaugh requires annual principal payments of $100,000 beginning December, 2004; however, the December 2004 payment was deferred until 2005. The principal balance owed to Mr. Stumbaugh on December 31, 2007 was $19,444. The notes to Mr. Millner require annual principal payments of the greater of $500,000 or 25% of Net Cash Flow (net income after tax plus non cash items minus working capital) on each of two notes beginning in December, 2004; the

December 2004 payment was deferred until 2005. The principal balance owed to Mr. Millner on December 31, 2007 was $2,472,462. The promissory notes are not secured by any of our assets.

INDEPENDENT AUDITORS

The Board of Directors has appointed Porter Keadle Moore, LLP, our independent auditors, to audit our financial statements for the fiscal year ending December 31, 2008; Porter Keadle Moore, LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2007. We anticipate that representatives of Porter Keadle Moore, LLP will be present at the Annual Meeting. They will be able to make a statement, if desired, and to respond to questions.

There have been no disagreements concerning any matter of accounting principle or financial statement disclosure between us and Porter Keadle Moore, LLP.

Principal Accountant- Audit and Non-Audit Fees

Aggregate fees for professional services rendered by Porter Keadle Moore, LLP, our independent auditors, for the period indicated below are as follows:

	Fiscal Year Ended
	December 31,	December 31,
	2007	2006

Audit Fees	$173,259	$110,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	2,000	0

Total	$175,259	$110,000

Audit Fees.  This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended December 31, 2007, and for services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees.  This category includes the aggregate fees billed for assurance and related services by our independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported under “Audit Fees,” as noted above.

Tax Fees.  This category includes the aggregate fees billed for Federal and State tax preparation services by our independent auditors.

All Other Fees.  No fees were billed for products and services provided by our independent auditors that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees,” as noted above.

The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent auditors, as well as the fee charged for such services. All of the fees described above were approved by the Audit Committee.

All of the audit services provided by our independent auditors were pre-approved by the Audit Committee and the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and persons who own beneficially more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of such securities. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To the best of our knowledge, the Section 16(a) filing requirements applicable to our Directors, executive officers and greater than 10% shareholders were complied with during the year ended December 31, 2007; provided, however, that one Form 4 to report the receipt of shares as a director fee was reported late by Mr. Cay, Mr. Healey, and Dr. Ratajczak .

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2007.

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee and is available on the Company’s website at www.assuranceamerica.com under “governance” in the investor relations section of the website. The audit committee is comprised solely of independent directors as defined by the Rule 4200 of the Nasdaq manual, and SEC Rule 10A- 3(b) (1). Mr. Healey and Dr. Ratajczak are audit committee financial experts as defined by SEC rules.

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2007, with the management of the Company and Porter Keadle Moore, LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; establishing and maintaining internal control over financial reporting; evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; in evaluating any change in the internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Porter Keadle Moore, LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and to obtain reasonable assurance about whether the financial statements are free of material misstatement.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as modified or supplemented; the audit committee has also received the written disclosures and the letter from the independent accountants required by ISB Standard No. 1 and has discussed with the independent accountants, the independent accountants’ independence.

Based upon our review and the discussions with and representations from management and the independent auditors referred to above, the audit committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007, be included in the Company’s annual report on Form 10-K for filing with the SEC.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditors, Porter Keadle Moore, LLP. Pre-approval is required for all audit services, audit related services, tax services and other services.

AUDIT COMMITTEE

Quill O. Healey, Chairman

John E. Cay III

Dr. Don Ratajczak

GENERAL INFORMATION

Shareholder Proposals For 2009 Annual Shareholders Meeting

In order to be considered for inclusion in the proxy statement and form of proxy to be used in connection with our 2009 Annual Shareholders Meeting, shareholder proposals must be received by our Secretary at our principal offices, located at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, no later than December 8, 2008.

For business to be properly brought before the 2009 Annual Shareholders Meeting, a shareholder must give timely written notice of the matter to be presented at the meeting to our Secretary. To be considered timely, the Secretary must receive the notice at our principal offices located at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, not earlier than December 15, 2008, and not later than January 15, 2009. In the event our 2009 Annual Shareholders Meeting is called for a date that is not within thirty (30) calendar days of April 24, such notice must be submitted not later than the close of business on the tenth (10th) calendar day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

Such notice must contain a written statement of the shareholder’s proposal and of the reasons therefore, his name and address and number of shares owned, and, in the case of the nomination of a Director, nominations must contain the following information to the extent known by the notifying shareholder: (i) the name, age and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the nominee’s qualifications to serve as a Director; (iv) such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of Directors pursuant to the rules and regulations of the Securities and Exchange Commission; (v) the name and residence address of the notifying shareholder; and (vi) the number of shares owned by the notifying shareholder, and shall be accompanied by the nominee’s written consent to being named a nominee and serving as a Director if elected. A shareholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended. Nominations or proposals not made in accordance with this procedure may be disregarded by the Chairman at the Annual Meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.

Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC, is included with this Proxy Statement. Copies of exhibits and documents filed with our Annual Report or referenced in it will be furnished to shareholders of record who make a written request to us at: RiverEdge One, Suite 600, 5500 Interstate Parkway North, Atlanta, Georgia 30328.

Solicitations of Proxies

We will pay the costs of soliciting proxies. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

OTHER MATTERS

Our Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxy card will vote upon such matters in accordance with their best judgment.

By Order of the Board Of Directors

/s/ Guy W. Millner Guy W. Millner Chairman	/s/ Lawrence Stumbaugh Lawrence Stumbaugh President and Chief Executive Officer

April 4, 2008

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before the Annual Meeting. If you are a shareholder of record and you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

FORM OF PROXY

ASSURANCEAMERICA CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
April 24, 2008 — PROXY

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Lawrence Stumbaugh and Mark H. Hain, and each of them, the true and lawful attorneys and proxies for the undersigned, to act and vote all of the undersigned’s capital stock of AssuranceAmerica Corporation, a Nevada corporation, at the Annual Meeting of Shareholders to be held at our executive offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, at 11:15 a.m. local time on Thursday, April 24, 2008, and at any and all adjournments thereof, for the purposes of considering and acting upon the matter proposed by AssuranceAmerica Corporation that is identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the nominees listed below.

1.	ELECTION OF DIRECTORS.

Nominees: Guy W. Millner Lawrence (Bud) Stumbaugh Quill O. Healey Donald Ratajczak John Ray John E. Cay III Kaaren J. Street Sam Zamarripa

Check One Box

☐	FOR each of the Nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all Nominees listed above

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE FOLLOWING SPACE PROVIDED.)

In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to our Secretary at the Annual Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying our Secretary of his or her decision to terminate this proxy.

The undersigned acknowledges receipt from us prior to the execution of this proxy of a Notice of the Annual Meeting and a Proxy Statement dated April 4, 2008.

Dated: April  , 2008

Signature of Shareholder

Print Name of Shareholder

Signature of Shareholder

Print Name of Shareholder

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.